EXHIBIT 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, Wallace D. Ruiz, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2012 of Inuvo, Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

February 25, 2014	/s/Wallace D. Ruiz Wallace D. Ruiz, Chief Financial Officer, principal financial and accounting officer